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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                           DAYTON SUPERIOR CORPORATION
             (Exact name of registrant as specified in its charter)

         OHIO                                           31-0676346
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                           DAYTON SUPERIOR CORPORATION
                               721 RICHARD STREET
                             MIAMISBURG, OHIO 45342
                        (Address, including zip code, of
                    registrant's principal executive offices)

                  1997 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                               JOHN A. CICCARELLI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           DAYTON SUPERIOR CORPORATION
                               721 RICHARD STREET
                             MIAMISBURG, OHIO 45342
                                 (937) 866-0711
                      (Name, address and telephone number,
                   including area code, of agent for service)

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                                          CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                  Proposed maximum        Proposed maximum
Title of securities            Amount to          offering price per      aggregate offering       Amount of
to be registered               be registered      share                   price                    registration fee
------------------------------ -----------------  ----------------------- -----------------------  -------------------
Class A Common Shares,               6,000                $12.625                 $75,750                  $23
without par value

Class A Common Shares,              34,000               $12.00(1)               $408,000(1)               $124
without par value
------------------------------ -----------------  ----------------------- -----------------------  -------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the reported high and low prices of a Class A Common Share on May 27, 1997.
================================================================================

                                       -1-


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       The following documents filed by Dayton Superior Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed pursuant to Section 13(a) of the Exchange Act;

           (c) The Company's Current Report on Form 8-K dated April 23, 1997 filed pursuant to Section 13(a) of the Exchange Act; and

           (d) The description of the Company's Class A Common Shares, without par value, contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder has been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       Article Eighth of the Company's Amended Articles of Incorporation sets forth certain rights of directors and officers of the Company to indemnification. Such rights provide indemnification by the Company to the extent permitted by Ohio law. The liabilities against which a director or officer may be indemnified and factors employed to determine whether a director or officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company ("Third-Party Actions") or (b) by and in the right of the Company ("Derivative Actions").

       In Third-Party Actions, the Company is required to indemnify each director and officer against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in

                                      II-1


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settlement actually and reasonably incurred by such person in connection with any threatened or actual proceeding in which such person may be involved by reason of having acted in such capacity, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any matter the subject of a criminal proceeding, such person had no reasonable cause to believe that such person's conduct was unlawful.

       In Derivative Actions, the Company is required to indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (a) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Company unless a court determines such person is entitled to indemnification and (b) any liability asserted in connection with unlawful loans, dividends, distributions of assets and repurchases of shares of the Company under Section 1701.95 of the Ohio Revised Code.

       Unless indemnification is ordered by a court, the determination as to whether or not a person has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the Company.

       Article Eighth of the Amended Articles of Incorporation does not limit in any way other indemnification rights to which those seeking indemnification may be entitled.

       The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the director and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not applicable.

Item 8.  Exhibits.
         --------

       See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         ------------

       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually

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       or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio, on this 8th day of May, 1997.

                                             DAYTON SUPERIOR CORPORATION

                                             By  /s/ John A. Ciccarelli
                                                -------------------------------
                                                  John A. Ciccarelli
                                                  President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY
                                -----------------

       Each person whose signature appears below hereby appoints John A. Ciccarelli and Matthew O. Diggs, Jr., and each of them severally, as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorneys and each of them.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

-------------------------------------------------------------------------------

Name                             Title                                Date
----                             -----                                ----

-------------------------------------------------------------------------------

 /s/ John A. Ciccarelli          President, Chief                  May 8, 1997
----------------------------     Executive Officer
John A. Ciccarelli               and Director (principal
                                 executive officer)


 /s/Vinod M. Khilnani            Vice President                    May 8, 1997
----------------------------     Chief Financial
Vinod M. Khilnani                Officer and Treasurer
                                 (principal financial officer)


 /s/ Richard L. Braswell          Vice President-Finance           May 8, 1997
----------------------------     (principal accounting officer)
Richard L. Braswell


                                       S-1


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 /s/ William F. Andrews              Director             May 8, 1997
----------------------------
William F. Andrews

 /s/ Timothy C. Collins              Director             May 8, 1997
----------------------------
Timothy C. Collins

 /s/ Matthew O. Diggs, Jr.           Director             May 8, 1997
----------------------------
Matthew O. Diggs, Jr.


 /s/ Matthew M. Guerreiro            Director             May 8, 1997
----------------------------
Matthew M. Guerreiro

 /s/ Robert B. Holmes                Director             May 8, 1997
----------------------------
Robert B. Holmes

                                       S-2


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                                INDEX TO EXHIBITS
                                -----------------

 (4)   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY
       HOLDERS, INCLUDING INDENTURES:

       4.1 Amended Articles of Incorporation of Dayton Superior Corporation, filed as Exhibit 3.2 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Reg.
              No. 333-2974)                                                  *

       4.2    Code of Regulations of Dayton Superior Corporation,
              filed as Exhibit 3.3 to the Company's Registration
              Statement on Form S-1 (Registration No. 333-2974)              *

 (5)   OPINION RE LEGALITY

       5.1    Opinion of Thompson Hine & Flory LLP

(23)   CONSENTS OF EXPERTS AND COUNSEL:

       23.1   Consent of Arthur Andersen LLP

       23.2 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]

(24)   POWERS OF ATTORNEY

       24.1 A Power of Attorney granted by each director executing this registration statement is set forth on the signature page to this registration statement

-------------------------------------

- Indicates that exhibit is incorporated by reference from a previous filing with the Securities and Exchange Commission.